NSTOR FINANCIAL NEWS RELEASE

                                                                                                                                                                nStor Technologies, Inc.
                                                                                                                                                                6190 Corte del Cedro
                                                                                                                                                                Carlsbad, California 92009
                                                                                                                                                                Phone:  760-683-2500
                                                                                                                                                                Fax:  760-683-2599

Contact:
Veena Raman
nStor Technologies, Inc.
760.683.2500
vraman@nstor.com

nStor Technologies, Inc. to Present Continued Listing Compliance Plan
to American Stock Exchange

Carlsbad, CA – January 4, 2005 -- nStor Technologies, Inc. (AMEX: NSO) said today it has received notice from the American Stock Exchange that the Company is not in compliance with AMEX’s continuing listing standards related to minimum shareholders’ equity and losses from continuing operations.

In order to maintain its AMEX listing, nStor must submit a plan by January 28, 2005 outlining action it has taken, or will take, that will bring it into compliance with the continued listing standards within a maximum of 18 months.  If AMEX accepts the plan, nStor should be able to continue its listing for up to 18 months, subject to periodic AMEX review and determination that the Company has progressed in accordance with the plan.

Todd Gresham, president and CEO, stated that the Company expects to submit a plan to AMEX which will demonstrate its ability to significantly improve shareholders’ equity and regain compliance with AMEX’s continued listing standards.  Gresham further stated that, “Improving shareholder equity is one of the Company’s key goals for 2005 and part of the overall improvement plan that was put in motion when the new management team came on board in the second quarter of 2004.”

About nStor Technologies, Inc.

Headquartered in Carlsbad, Calif., nStor Technologies, Inc. (AMEX: NSO) is a developer of data storage solutions that are ideally suited for both large enterprises as well as small to mid-sized businesses.  The Company's flagship controller technology and StorView software form the foundation for the NexStor family of turnkey solutions that support Microsoft Windows, Linux, UNIX and Macintosh operating environments. Designed for storage-intensive environments and mission-critical applications, nStor's products are offered in various architectures including Fibre Channel, SCSI and SATA and are focused on addressing customers' business needs and applications. The Company markets its storage solutions through a global network of OEM partners and systems integrators. For more information, visit www.nstor.com.

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This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimated," "project," "expect," "anticipate," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's inability to increase sales to current customers and to expand its customer base, continued acceptance of the Company's products in the marketplace, the Company's inability to improve the gross margin on its products, competitive factors, dependence upon third-party vendors, outcome of litigation, insufficient funding and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. nStor and StorView are registered trademarks of nStor Technologies, Inc.